UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

Commission File Number: 000-50502

PREMIER ALLIANCE GROUP, INC
(Exact Name of registrant as Specified in Its Charter)

Delaware	20-0443575
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4521 Sharon Road
Suite 300
Charlotte, North Carolina 28211
(Address of principal executive offices)

(704) 521-8077
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 5, 2012, the Registrant consummated an Agreement and Plan of Merger with GreenHouse Holdings, Inc., (“GreenHouse”) a Nevada corporation.  Under the Agreement, GreenHouse merged with a newly formed subsidiary of the Registrant and become a wholly owned subsidiary of the Registrant.

GreenHouse shareholders approved the merger at a special meeting of stockholders held on February 29, 2012.  The Registrant’s board of directors approved the merger on December 1, 2011 and gave final approval on March 1, 2012.

The GreenHouse stockholders received, in the aggregate, common stock of the Registrant of 7,114,482 representing 30.2% of the fully diluted common stock of the Registrant after issuance of the same (excluding the Registrant’s and GreenHouse’s options and warrants).  The Registrant held GreenHouse convertible debt and deducted the Registrant’s shares allocable to the conversion of such debt from the actual amounts issued. Certain other advances from the Registrant to GreenHouse, as well as certain GreenHouse debts and accounts payable over 60 days were treated similarly reducing the actual issuance to GreenHouse stockholders.

Certain shares which otherwise would be delivered to the controlling shareholders of GreenHouse, and certain officers and directors, totaling 1,334,678 shares, approximately 18.8% of the shares issued to GreenHouse stockholders, have been delivered to an escrow agent, to be delivered by the escrow agent at a later date upon the achievement of certain revenue goals and the satisfaction of certain indemnification obligations.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

In accordance with Item 9.01(a), GreenHouse Holdings audited financial statements for the fiscal year ended December 31, 2011 are filed in this Current Report on Form 8-K as Exhibit 99.1

(b)	Pro forma financial information

In accordance with Item 9.01(b), the Registrant's pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2
.
(d)	Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this report

10.1
Agreement and Plan of Merger dated December 1, 2011, between the registrant, The Registrant Alliance Group, Inc., and GreenHouse Holdings, Inc. (incorporated by reference to exhibit 10.1 to current report on Form 8-K of the registrant filed with the Commission on December 5, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PREMIER ALLIANCE GROUP, INC.
(Registrant)
DATE: May 15, 2012	By:	/s/ Larry W.Brumfield
Larry W. Brumfield
Chief Financial Officer